UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2015

Bay Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

(a)  and (b)    Voting Results.

At the annual meeting of stockholders of Bay Bancorp, Inc. (the “Corporation”) held on May 27, 2015, the stockholders voted on the four proposals set forth below.  These matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below.

Proposal 1 – The election of nine directors to serve on the Corporation’s Board of Directors until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified:

	For	Withheld	Abstain	Broker Non-Votes
Pierre Abushacra	2,371,275	71,494
Robert J. Aumiller	2,366,566	76,203
Steven K. Breeden	2,395,570	47,199
Mark M. Caplan	2,373,574	69,195
Michael J. Chiaramonte	2,371,954	70,815
Harold I. Hackerman	2,394,954	47,815
Eric D. Hovde	2,273,726	169,043
Charles L. Maskell, Jr.	2,394,570	48,199
Joseph J. Thomas	2,310,570	132,199

Proposal 2 – The approval of the Bay Bancorp, Inc. 2015 Equity Compensation Plan:

For	Against	Abstain	Broker Non-Votes
1,638,441	758,743	45,585	4,490,983

Proposal 3 – The ratification of the appointment of McGladrey LLP as the Corporation’s independent registered public accounting firm for 2015:

For	Against	Abstain	Broker Non-Votes
6,799,231	130,841	3,680

Proposal 4 – The adoption of a non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2014:

For	Against	Abstain	Broker Non-Votes
2,036,879	358,367	47,523	4,490,983

Item 8.01.     Other Events.

On May 29, 2015, the Corporation issued a press release regarding the director elections discussed in Item 5.07 of this report and certain corporate governance matters, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: May 29, 2015	By:	/s/ Joseph J. Thomas
Joseph J. Thomas Chairman, President & CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 29, 2015 (filed herewith)